AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1999
                                                    Registration No. 333-
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                ----------------

                       AMERICAN BIOGENETIC SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                         11-2655906
    (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                          Identification No.)

1375 Akron Street, Copiague, New York                              11726
(Address of Principal Executive Offices)                        (Zip Code)


                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                           Timothy J. Roach, Treasurer
                       American Biogenetic Sciences, Inc.
                                1375 Akron Street
                            Copiague, New York 11726
                     (Name and address of agent for service)

                                 (516) 789-2600
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                             Leonard W. Suroff, Esq.
                                1375 Akron Street
                            Copiague, New York 11726

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                             Proposed maximum
 Title of each class of securities to be    Amount to          Proposed maximum             aggregate offering        Amount of
                registered                  be Registered(1)   offering price per Share           price            registration fee
Class A Common Stock,
   par value $.001 per share                   219,002 shares             $1.00(2)             $219,002(2)               $57.82
                                                30,000 shares              1.00(2)               30,000(2)                 7.92
                                               100,000 shares              0.40(2)               40,000(2)                10.56
                                               830,000 shares              0.28(2)              232,400(2)                61.35
                                               100,000 shares              0.308(2)              30,800(2)                 8.13
                                               720,998 shares              0.446(3)             321,565(3)                84.90
                                             ----------------                                   ---------                ------
              TOTAL                          2,000,000 shares                                  $873,767                 $230.68
====================================================================================================================================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 1996 Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h)(1), the price at which such options may be exercised.
(3) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rules 457(h)(1) and 457(c), the average of the high and low sales prices per share of the Registrant's Class A Common Stock on the Nasdaq National Market on December 16, 1999.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                           INCORPORATION BY REFERENCE
                           --------------------------

         The contents of the American Biogenetic Sciences, Inc. Registration Statements on Form S-8, File Nos. 333-09473 and 333-59351 filed with the
Commission on August 2, 1996 and July 17, 1998, respectively, are hereby incorporated by reference with the exception of Exhibits 5.01, 23.01, 23.02 and
99.01 thereto, in lieu of which Exhibits 5.1, 23.1, 23.2 and 99.1 are filed herewith.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Copiague, State of New York, on the 17th day of December, 1999.


                                     AMERICAN BIOGENETIC SCIENCES, INC.

                                     By: /s/ Alfred J. Roach
                                        ---------------------------------------
                                         Alfred J. Roach, Chairman of the Board


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Alfred J. Roach, Josef C. Schoell and Timothy J. Roach and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of December, 1999.

      Signature                                      Title
      ---------                                      -----

/s/ John S. North
-------------------------------
     John S. North                  President (Chief Executive Officer)

/s/ Josef C. Schoell                Vice President, Finance (Principal Financial
-------------------------------                      and Accounting Officer)
    Josef C. Schoell


-------------------------------
    Gustav Victor Rudolph Born      Director

/s/ Ellena M. Byrne
-------------------------------
    Ellena M. Byrne                 Director

/s/ Glenna M. Crooks
-------------------------------
    Glenna M. Crooks                Director

/s/ Joseph C. Hogan
-------------------------------
    Joseph C. Hogan                 Director

/s/ Alfred J. Roach
-------------------------------
    Alfred J. Roach                 Director

/s/ Timothy J. Roach
-------------------------------
    Timothy J. Roach                Director

/s/ William G. Sharwell
-------------------------------
    William G. Sharwell             Director

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number
-------

 5.1 Opinion and consent of Leonard W. Suroff, Esq. as to the legality of the Class A Common Stock being offered.

23.1      Consent of Arthur Andersen LLP

23.2      Consent of Leonard W. Suroff, Esq. (contained in Exhibit 5.1).

99.1      American Biogenetic Sciences, Inc. 1996 Stock Option Plan, as amended.